Amarantus Biosciences Demands Cessation of

Unauthorized Listing on Berlin-Bremen Stock Exchange

SUNNYVALE, Calif.– November 26, 2012 – Amarantus BioSciences, Inc. (OTCQB: AMBS), a biotechnology company developing new treatments and diagnostics for Parkinson’s disease and Traumatic Brain Injury centred on its proprietary anti-apoptosis therapeutic protein MANF, announced today, with the assistance of its Manhattan-based corporate counsel at JS Barkats, PLLC, it has initiated legal action to effect the expeditious cessation of trading and delisting of Amarantus common stock from the Berlin-Bremen Stock Exchange (the "BBSE"), and/or any other unofficially regulated markets controlled by the BBSE.

The BBSE is one of the few exchanges in the world that allows listing and trading to occur without the consent of the listed company. There is significant precedent under similar circumstances whereby many companies have been able to cease trading in their common stock on the BBSE. The Company recently became aware that its common stock was listed on the BBSE without the Company’s prior knowledge, consent or authorization. The Company did not authorize or direct any BBSE broker to act as a market maker for the Company's common stock.

“Unfortunately, the Berlin Stock Exchange allows any broker or shareholder to list a security; there is no need for company approval. Hence, the activity surrounding such listings is suspect and may be having a negative impact on trading activity on the Company’s United States listing,” said Sunny J. Barkats, Founding partner of JS Barkats.

The Company believes that it is in the best interests of its shareholders to ensure that any listing of the Company’s common stock, whether in the US or on a foreign exchange, is sanctioned by the Company so that management is in a position to ensure regulatory compliance regarding regular trading and other trading-related activities with all United States securities laws. Cessation of trading on the BBSE will have no impact whatsoever on trading in the Company’s common stock on the OTCQB trading platform where the Company currently trades in the United States, and the Company’s trading symbol in the United States will remain AMBS.

About JS Barkats, PLLC

JS Barkats PLLC is a dynamic full-service law firm headquartered in the heart of New York specializing in Corporate, Capital Markets and Securities law. JS Barkats, principally represents both established and publicly traded emerging growth companies, both domestic and foreign, in a wide variety of industries. With 22 attorneys located in Alabama, New York, and Florida the firm's synergy between its strong securities and commercial litigation group and its experienced corporate securities team, as well as an established IP department represents, public companies, venture capital firms, start-ups, life sciences companies, investment banking institutions, broker dealers, celebrities and high net worth individuals and other investors. For more information visit: www.JSBarkats.com

About Amarantus BioSciences, Inc.

Amarantus BioSciences, Inc. is a development-stage biotechnology company founded in January 2008. The Company has a focus on developing certain biologics surrounding the intellectual property and proprietary technologies it owns to treat and/or diagnose Parkinson’s disease, Traumatic Brain Injury and other human diseases. The Company owns the intellectual property rights to a therapeutic protein known as Mesencephalic-Astrocyte-derived Neurotrophic Factor ("MANF") and is developing MANF-based products as treatments for brain disorders. The Company also is a Founding Member of the Coalition for Concussion Treatment (#C4CT), a movement initiated in collaboration with Brewer Sports International seeking to raise awareness of new treatments in development for concussions and nervous-system disorders. For further information please visit www.Amarantus.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible benefits of MANF therapeutic applications and/or advantages presented by Amarantus’ PhenoGuard technology, as well as statements about expectations, plans and prospects of the development of Amarantus' new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus' new product candidates, including those identified under "Risk Factors" in Amarantus' most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Amarantus periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation. This press release does not represent an offer to buy or sell securities.

Amarantus BioSciences, Inc.

(408) 737-2734

pr@amarantus.com

Investor/Media Contact:

IR Sense, LLC

Remy Bernarda

415-203-6386

remy@irsense.com